     As filed with the Securities and Exchange Commission on March 6, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                           SOMERA COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)


                         5383 Hollister Avenue
   Delaware          Santa Barbara, California  93111           77-0521878
  (State of           (Address of principal executive         (IRS Employer
Incorporation)          offices, including zip code)      Identification Number)

                 ----------------------------------------------

                             Stock Option Agreements
                            (Full title of the plans)

                 ----------------------------------------------

                                  Gary J. Owen
                             Chief Financial Officer
                           SOMERA COMMUNICATIONS, INC.
                              5383 Hollister Avenue
                         Santa Barbara, California 93111
                                 (805) 681-3322
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             Jeffrey D. Saper, Esq.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                      Proposed Maximum     Proposed Maximum
                                                     Amount to be    Offering Price Per   Aggregate Offering      Amount of
       Title of Securities to be Registered           Registered          Share(1)               Price         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 per value per share, to be
   issued pursuant to stock option agreements          3,247,000          $4.50               $14,611,500          $1,345
================================================================================================================================

(1) Exercise price per share for each stock option agreement being registered pursuant to this registration statement.

================================================================================

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note:

     This Registration Statement is being filed to register an aggregate of 3,247,000 shares of Common Stock of Somera Communications, Inc. (the "Registrant" or the "Company") that may be issued pursuant to certain stand-alone stock option agreements between the Company and Rick Darnaby (2,747,000 shares), its President and Chief Executive Officer, and the Company and Dan Firestone (500,000 shares), its Executive Chairman of the Board, in connection with employment agreements signed between the Company and such individuals in September 2001.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

The Registrant hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001;

          3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.


     The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and officers.

     The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

     Delaware law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to foregoing provisions and agreements, the Company has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

    Exhibit
     Number                        Description
     ------                        -----------
       5.1        Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
      10.1        Form of Stock Option Agreement
      23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants
      23.2        Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                    (contained in Exhibit 5.1)
      24.1        Power of Attorney (see page II-4)

----------

Item 9.  Undertakings.
         ------------

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on March 6, 2002.

                                       SOMERA COMMUNICATIONS, INC.

                                       By: /s/ GARY J. OWEN
                                           -------------------------------------
                                           Gary J. Owen
                                           Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick Darnaby and Gary J. Owen, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on March 6, 2002 by the following persons in the capacities indicated.

         Signature                                 Title
         ---------                                 -----

/s/ RICK DARNABY
-----------------------------    President, Chief Executive Officer and Director
Rick Darnaby                     (Principal Executive Officer)


/s/ GARY J. OWEN
-----------------------------    Chief Financial Officer (Principal Financial
Gary J. Owen                     and Accounting Officer)


/s/ DAN FIRESTONE
-----------------------------
Dan Firestone                    Executive Chairman of the Board


/s/ WALTER G. KORTSCHAK
-----------------------------
Walter G. Kortschak              Director


/s/ PETER Y. CHUNG
-----------------------------
Peter Y. Chung                   Director


/s/ BARRY PHELPS
-----------------------------
Barry Phelps                     Director


/s/ GIL VARON
-----------------------------
Gil Varon                        Director

                                INDEX TO EXHIBITS

   Exhibit
    Number                           Description
    ------                           -----------
      5.1         Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
     10.1         Form of Stock Option Agreement
     23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants
     23.2         Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                     (contained in Exhibit 5.1)
     24.1         Power of Attorney (see page II-4)

----------